Ex-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Aksia Private Equity and Alternatives Fund (the “Company”), hereby certifies, to his knowledge, that the Company’s Report on Form N-CSR for the period ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 4, 2026

By:	/s/ Dan Dufresne
	Name:	Dan Dufresne
	Title:	Principal Executive Officer

By:	/s/ Thomas E. Herman
	Name:	Thomas E. Herman
	Title:	Principal Financial Officer

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Aksia Private Equity and Alternatives Fund and will be retained by Calamos Aksia Private Equity and Alternatives Fund and furnished to the Securities and Exchange Commission or staff upon request.